UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

August 31, 2009

Serena Software, Inc.

(Exact Name of Registrant as Specified in Charter)

Delaware	000-25285	94-2669809
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1900 Seaport Boulevard Redwood City, California	94063-5587
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (650) 481-3400

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) The employment of René Bonvanie, Senior Vice President, Marketing, Information Technology and Serena-On-Demand, with Serena Software, Inc. (“Serena”) terminated on August 31, 2009.

(e) Serena expects to enter into a severance agreement with Mr. Bonvanie that will provide him with severance benefits consisting of (i) the continuation of his base salary for a period of six (6) months following the termination of his employment with Serena, payable over such period in accordance with Serena’s customary payroll practices, (ii) COBRA continuation of his existing health coverage for a period of six (6) months following the termination of his employment with Serena, at no cost to Mr. Bonvanie, and (iii) an amount representing his semi-annual bonus under Serena’s FY 2010 Executive Annual Incentive Plan for the six month period ended July 31, 2009. The severance benefits will be contingent upon Mr. Bonvanie’s execution of a general release of claims in favor of the Serena and its affiliates and compliance with certain restrictive covenants, including a non-competition arrangement covering the duration of his salary continuation period.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERENA SOFTWARE, INC.

By:	/s/ Edward Malysz
Name:	Edward F. Malysz
Title:	Senior Vice President,
General Counsel

Date: September 4, 2009